UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2015

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of PAREXEL International Corporation (“PAREXEL” or the “Company”) held on December 3, 2015, the Company’s shareholders approved the 2015 Stock Incentive Plan (the “2015 Plan”), which had previously been adopted by the Company’s Board of Directors, subject to shareholder approval.

The following brief description of the 2015 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

The 2015 Plan allows for the issuance of up to the sum of (i) 3,000,000 shares of PAREXEL common stock plus (ii) an additional number of shares of common stock (up to 3,400,000 shares) as is equal to the sum of the number of shares of common stock subject to awards under the Existing Plans (as defined below), which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject to adjustment in the event of stock splits and other similar events). The Company stopped making awards under its Existing Plans upon approval of the 2015 Plan by its shareholders, but awards previously granted under the Existing Plans will remain outstanding. The term “Existing Plans” refers collectively to the Company’s 2005 Stock Incentive Plan, 2007 Stock Incentive Plan and 2010 Stock Incentive Plan.

The 2015 Plan allows for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, which are referred to collectively as Awards. Employees, officers, directors, consultants and advisors of the Company and of its present or future parent or subsidiary corporations and any other business venture in which the Company has a controlling interest (as determined by the Company’s Board of Directors) are eligible to be granted Awards under the 2015 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its parents or subsidiaries. In accepting an Award under the 2015 Plan, a participant will agree to be bound by any clawback policy of the Company.

The 2015 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2015 Plan, and to construe and interpret the provisions of the 2015 Plan and any Award agreements entered into under the 2015 Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the 2015 plan or any Award. All actions and decisions by the Board with respect to the 2015 Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming an interest in the 2015 Plan or any Award. Pursuant to the terms of the 2015 Plan, the Board may delegate authority under the 2015 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee of the Board to administer certain aspects of the 2015 Plan, including the granting of Awards to executive officers.

The 2015 Plan became effective upon approval by the Company’s shareholders. No Awards may be made under the 2015 Plan after December 3, 2025, but Awards previously granted may extend beyond that date.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On December 3, 2015, we held our 2015 annual meeting of shareholders.

(b)	At our 2015 annual meeting of shareholders, our shareholders approved the following proposals by the votes specified below:

1.	to elect the following persons to serve as directors for a three-year term continuing until the annual meeting of shareholders in 2018 and until their successors are elected and qualified:

					Broker
Director Nominees	Class	Term Expires	For	Withheld	Non-Votes
Eduard E. Holdener	II	2018	44,657,429	542,348	4,599,197
Richard L. Love	II	2018	44,311,302	888,475	4,599,197

2.	to approve, in an advisory vote, the compensation of our named executive officers as presented in the proxy statement:

			Broker
For	Against	Abstain	Non-Votes
43,384,682	1,448,917	366,178	4,599,197

3.	to approve the 2015 PAREXEL International Corporation Stock Incentive Plan:

			Broker
For	Against	Abstain	Non-Votes
41,802,583	3,065,424	331,770	4,599,197

4.	to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016:

For	Against	Abstain
48,946,061	547,546	305,367

(c)	Not applicable.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	PAREXEL International Corporation 2015 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2015	PAREXEL International Corporation
By:	/s/ Josef H. von Rickenbach
Josef H. von Rickenbach Chairman and CEO